UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

May 24, 2006
Date of Report (Date of earliest event reported)

___________________________________________________________

ACURA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)
___________________________________________________________

State of New York	1-10113	11-0853640
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

616 N. North Court, Suite 120
Palatine, Illinois 60067
(Address of principal executive offices) (Zip Code)

(847) 705-7709
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e- 4(c))

Item 1.01    Entry Into a Material Definitive Agreement

On May 24, 2006, the Registrant amended bridge loan agreements (“Bridge Loan Agreements”) with Essex Woodlands Health Venture V, L.P., Care Capital Investments II, L.P., Care Capital Offshore Investments II, L.P., Galen Partners III, L.P., Galen Partners International III, L.P. and Galen Employee Fund III, L.P. (collectively, the “VC Lenders”) and certain individual lenders dated June 22, 2005, September 16, 2005, November 9, 2005 and January 31, 2006, under which the Registrant has borrowed the principal amount of $4.85 million (inclusive of the May 24, 2006 bridge loan described in Item 8.01 below) to extend the maturity date of such bridge loans from June 1, 2006 to September 1, 2006.

GCE Holdings, LLC, which is controlled by the VC Lenders, beneficially owns approximately 78% of the Registrant's outstanding common stock. and has the right to designate four directors (of which it has exercised the right with respect to three directors) to the Registrant’s Board of Directors.

Item 8.01    Other Events

On May 24, 2006, the Registrant’s borrowed $800,000 pursuant to a certain Bridge Loan Agreement dated January 31, 2006 with various lenders.

Item 9.01    Financial Statements and Exhibits

Exhibit Number	Description

10.1	Omnibus Amendment and Consent effective as of May 24, 2006 between the Registrant and various lenders.

99.1	Press Release dated May 24, 2006 Announcing Receipt of Bridge Funding and the Extension of the Maturity Date of Outstanding Bridge Loans

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Peter A. Clemens
Peter A. Clemens
Senior Vice President & Chief Financial Officer

Date: May 24, 2006

Exhibit Index

Exhibit Number	Description

10.1	Omnibus Amendment and Consent effective as of May 24, 2006 between the Registrant and various lenders.

99.1	Press Release dated May 24, 2006 Announcing Receipt of Bridge Funding and the Extension of the Maturity Date of Outstanding Bridge Loans